Exhibit h.3

UBS SECURITIES LLC Master Agreement Among Underwriters

June 9, 2003

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attention: Corporate Syndicate Department

Ladies and Gentlemen

We hereby agree that this Master Agreement Among Underwriters (this “Agreement”) will apply to our participation in offerings of securities where you act as Manager or one of the Managers of the underwriting syndicate (including offerings subject to competitive bidding where you act as Representative of a group of bidders or purchasers). The issuer of the securities is referred to as the “Company”, the seller of any such securities other than the Company is referred to as the “Seller” and such securities are referred to as the “Securities”.

1. Applicability. This Agreement as amended or supplemented by the Terms Communication (as defined below) will apply to any offering of Securities, pursuant to a registration statement filed under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), or exempt from such registration, where you have informed us that this Agreement applies. Any such offering in which we participate as an Underwriter is referred to as an “Offering” which term includes an international offering (an “International Offering”) involving two or more syndicates.

You may, from time to time, invite us and others in your discretion to participate in an Offering by sending a wire, telex, facsimile, electronic data transmission or other means of written or electronic communication relating to that Offering or by telephone confirmed immediately in writing (an “Invitation”). As to any such Offering, you will promptly advise us of the following as applicable the amount of Securities to be underwritten by us, the expected offering and closing dates, the initial offering price and the purchase price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, the underwriting discount, the management fee, the concession and the reallowance. If the offering price is to be determined as contemplated by Rule 430A under the Securities Act (a “430A Pricing”), you will so indicate and Specify the maximum underwriting discount, management fee and concession. You will also advise us if the Offering includes Delayed Delivery Contracts or if the Underwriting Agreement (as defined below) grants the Underwriters an option to purchase additional Securities (the “Option Securities”). The foregoing information may be conveyed in the Invitation and/or in a Terms Wire (collectively. the “Terms Communication”).

Receipt of our acceptance or acceptance by us of an allotment of securities or economic benefit hereunder before the time specified in the Terms Communication constitutes our “Final Acceptance”. By our final Acceptance, we agree that this Agreement (as it may have been supplemented or amended by the Terms Communication) will be incorporated by reference in such Terms Communication as though set forth in its entirety and will govern our participation in such Offering whether or not we have executed this Agreement.

2. Underwriting Agreement and Master Underwriters’ Questionnaire. For each Offering, the Company, any Seller and/or any guarantor of such Securities will enter into an underwriting or purchase agreement or similar agreement (the “Underwriting Agreement”), which will be sent to us, available for review in your office or in publicly available final form as filed with the Securities and Exchange Commission (the “Commission”). By our Final Acceptance, we authorize you to purchase on our behalf the amount of the Securities set forth in the Terms Communication (our “Initial Commitment”) plus our share of any Option Securities less any amount of our Securities to be sold pursuant to Delayed Delivery Contracts under Section 7 below. The Securities we are obligated to purchase after any such adjustment are referred to as “Our Securities.” If the Securities are debt obligations maturing serially, our allocation of the maturities will be proportionate to our underwriting obligation unless otherwise stated in Terms Communication.

Our Final Acceptance will also constitute (i) our representation that our commitment with respect to the Offering will not violate any regulatory capital requirements applicable to us of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), the National Association of Securities Dealers, Inc. (or its subsidiaries)(“NASD”) or any securities exchange or, if we are a financial institution subject to regulation by the Board of Governors of the United States Federal Reserve System, the United States Comptroller of the Currency or the United States Federal Deposit Insurance Corporation, will not place us in violation of any applicable capital requirements or restrictions of such regulator or any other regulator to which we are subject and (ii) our confirmation that the information given or deemed given in response to the Master Underwriters’ Questionnaire attached as Exhibit A is correct. We will notify you immediately whenever such information becomes inaccurate or incomplete during an Offering.

3. Offering Documents. (a) Registered Offerings. For an Offering of Securities registered under the Securities Act (“Registered Offering”), you will send us or make available for our review in your office a copy of the Registration Statement (as defined below) except for any exhibits and document incorporated therein by reference. As soon as practicable after sufficient quantities of the final prospectus (excluding documents incorporated by reference therein), prospectus supplement, if any, and the preliminary prospectus, if any, (collectively, the “Prospectus”) or any computational materials or term sheets are made available to you by the Company to be used in connection with the Offering of the Securities, you will furnish to us sufficient copies thereof or arrange to have such copies furnished to us. We understand that we are not authorized to give any information or make any representation not contained in the Prospectus (including documents incorporated by reference therein), as amended or supplemented, in connection with the Offering

Our Final Acceptance will constitute (i) our acknowledgment that we are familiar with such Registration Statement, as amended to the date of the Offering (including any abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act), together with exhibits or documents incorporated therein by reference (the “Registration Statement”), and with any Prospectus filed with the Commission and the forms of Underwriting Agreement and indenture or other document describing the terms of the Securities filed as exhibits thereto or otherwise made available to us, (ii) our representation that the information relating to us in such Registration Statement and Prospectus is correct and not misleading, (iii) our consent to be named as an Underwriter therein, and (iv) our representation that we will furnish a Prospectus to each person to whom we sell Securities or to whom we furnished a previous Prospectus as required by applicable law or regulation or as requested by you. We will maintain accurate records of our distribution of the Registration Statement and the Prospectus.

If so stated in the Invitation or the Terms Communication, we will not without your consent sell any of the Securities to an account over which we have investment discretion We will also comply with any other restrictions that may be set forth in the Invitation or the Terms Communication.

(b) Offerings Pursuant to Offering Circular. For other than a Registered Offering, you will provide or make available to us for our review in your office, to the extent made available by the Company, copies of any preliminary and final offering circulars or private placement memorandum or other offering materials and any amendments thereto (the “Offering Circular”). As soon as practicable after sufficient quantities of the final Offering Circular or any preliminary Offering Circular (excluding documents incorporated by reference therein) are made available to you by the Company to be used in connection with the Offering of the Securities, you will furnish to us sufficient copies thereof or arrange to have such copies furnished to us We understand that we are not authorized to give any information or make any representation not contained in the Offering Circular (including documents incorporated by reference therein), as amended or supplemented, in connection with the Offering

Our final Acceptance will also constitute (i) our acknowledgment that we are familiar with the Offering Circular including any exhibits or documents incorporated therein by reference, and the forms of Underwriting Agreement and indenture or other document describing the terms of the Securities made available to us, (ii) our representation that the information relating to us in the Offering Circular is correct and not misleading, (iii) our consent to being named as an Underwriter therein, and (iv) our representation that we will furnish an Offering Circular to each person to whom we sell Securities or to whom we furnish a previous Offering Circular as required by any regulation or as requested by you. We will maintain accurate records of our distribution of the Offering Circular.

4. Manager’s Authority, (a) Authority. We authorize you, acting as Manager, to (i) negotiate, execute and deliver the underwriting Agreement and to determine the form of any agreement or agreements between or among the syndicates participating in the Offering including an International Offering (each an “Intersyndicate Agreement”), and to execute and deliver any such Intersyndicate Agreement, (ii) exercise all authority and discretion granted by the Underwriting Agreement and any Intersyndicate Agreement and take all action you deem desirable in connection with this Agreement, the Underwriting Agreement and any Intersyndicate Agreement including, but not limited to, waiving performance or satisfaction by the Company, any guarantor or, any Seller or any other party to the Underwriting Agreement of its or their obligations or conditions included in the Underwriting Agreement or the Terms Communication (including this Agreement), if in your judgment such waiver will not have a material adverse effect upon the interests of the Underwriters, and exercising any right of cancellation or termination, (iii) modify, vary or waive any provision of, or the termination of, the Underwriting Agreement or any Intersyndicate Agreement except the amount of Our Securities or the purchase price (except as otherwise provided in the Underwriting Agreement and you may determine the price by 430A Pricing where applicable), (iv) determine the timing and the terms of the Offering (including varying the offering terms and the concessions and discounts to dealers with respect to offerings using 430A Pricing, the initial offering price and the price at which the Securities are to be purchased in accordance with the Underwriting Agreement), (v) exercise any option relating to the purchase of Option Securities, (vi) take all action you deem desirable in connection with the Offering and the purchase, carrying, sale and distribution of the Securities and (vii) to add or remove prospective underwriters from the syndicate and increase or decrease the number, amount or percentage of Securities being offered. Notwithstanding the foregoing provisions of this Section 4, you shall notify us, prior to the signing of the Underwriting Agreement, of any provision in the Underwriting Agreement that could result in an increase in the amount or percentage of Our Securities set forth opposite our name in the Underwriting Agreement except in the following cases: as a result of (i) the failure or refusal of another underwriter or Underwriters to perform its or their obligations thereunder, (ii) an increase in the aggregate amount of the Securities proposed to be purchased by the Underwriters as a whole or (iii) a re-allotment of the Securities among the Underwriters as a whole, which in any such case of (i),

(ii), or (iii) results in a net increase of less than 25% (or such other percentage as shall have been specified in the applicable Invitation or otherwise consented to by you) of Our Securities. If there are other Managers with respect to an Offering, you may take any action hereunder alone on behalf of the Managers, and our representations, agreements and authorizations given herein shall also be for the benefit of such other Manager to whom you may grant any of your authority to act hereunder

You may arrange for the purchase by others, who may include you or other Underwriters, of any Securities not taken up by an Underwriter in respect of its obligations hereunder who defaults under this Agreement and/or the Underwriting Agreement or in the Intersyndicate Agreement. We will assume our proportionate share of all defaulted obligations not assumed by others and any Securities so assumed shall be included in Our Securities However, as described further in Section 15, nothing in this paragraph will affect our liability or obligations in the event of a default by us or any other Underwriter(s).

(b) Advertising. You may advertise the Offering as you determine and determine all matters relating to communications with dealers or others. We will not advertise the Offering without your written consent, and we assume all expense and risk with respect to any advertising by us.

(c) Offering Restrictions. If the offering is made in whole or in part in reliance on Section 4(2) of the Securities Act, Regulation D or Rule 144A thereunder, we agree (i) not to engage in any general solicitation, (ii) otherwise to comply with Section 4(2), Regulation D and Rule 144A (as the case may be) and (iii) to abide by any other restrictions m the Prospectus or Offering Circular or the Underwriting Agreement.

(d) Blue Sky. Notwithstanding any information you furnish as to jurisdictions where you believe the Securities may be sold, you have no obligation for qualification of the Securities for sale under the laws of any jurisdiction. You may file a New York Further State Notice and any reports required in connection with any transactions effected by you for our account pursuant to this Agreement with the Commission and any other governmental agency. You have no liability to us except for your own lack of good faith in meeting obligations expressly assumed by you under this Section 4(d).

5. Management Fee. We will pay and authorize you to charge our account with our share of the Management Fee set forth in the Terms Communication and calculated without deduction in respect of any Delayed Delivery Securities. Such compensation may be divided among the Managers as you decide.

6. Offering. We will comply with any applicable requirement of the Securities Act, the Exchange Act, the rules and regulations of the NASD and any applicable securities exchange and any other applicable Federal or state statute and the rules and regulations thereunder. We will make no sales of Securities until you release us to do so. Any Securities released to us for offering will be promptly offered in conformity with the Prospectus or Offering Circular and we will not allow any discount except as permitted by this Agreement. If we offer Securities outside the United States, its territories or possessions, we will take all action necessary to comply with all applicable laws at our own expense and risk. You may reserve for sale, sell and deliver for our account any of Our Securities (i) to customers, (ii) to dealers (including underwriters) who are members of the NASD and agree to comply with the terms of Section 17 below and (iii) to foreign dealers or other institutions (including Underwriters) not eligible for NASD membership who agree to comply with the terms of Section 17 below as you shall determine. Reservations for sales to dealers for our account need not be in proportion to our underwriting obligation, but sales of Securities reserved far our account for sale to selected dealers shall be made as nearly as practicable in the ratio which the amount of Securities reserved for our account bears to the aggregate amount of Securities reserved for the account of all Underwriters, as calculated from day to day. Sales to selected dealers may be made under the UBS Securities LLC Master Selected Dealers Agreement, or otherwise. The price to dealers initially shall be, in your discretion, either (i) the offering price with the concession credited to the dealer’s account or (ii) the offering price less a concession, not in excess of the selected dealers concession set forth in the Invitation, in each case payable in accordance with Section 10 below. With your consent, the Underwriters may allow, and dealers may reallow, a discount on sales to any dealer who meets the above NASD requirements in an amount not in excess of the amount set forth in the Invitation. Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or dealer from whom we receive such a discount. You will advise us of the amount of Our Securities which we will retain for direct sale. Any Securities reserved by you for sale for our account but not sold may be released by you to us for direct sale, in which event the amount of Securities so reserved shall be correspondingly reduced. We will obtain an agreement containing the representations in Section 17 below from dealers to whom we sell Securities.

In connection with any Registered Offering of Securities that are registered under the Act and issued by a company that was not, immediately prior to the filing of the Registration Statement, subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, we agree that unless otherwise advised by you and disclosed in the Prospectus we will not make sales to any account over which we exercise discretionary authority with respect to that sale (discretionary accounts). We will advise you on request of the unsold amount of Our Securities. You may at any time (i) reserve such Securities for sale by you for our account, (ii) purchase any such Securities to make deliveries for the Underwriters (at the public offering price or at such price less all or part of the concession) or (iii) reserve such Securities for sale by the Company pursuant to Delayed Delivery Contracts. If, in your opinion, such Securities are needed to make delivery against sales made pursuant to Section 8 hereof or any Intersyndicate Agreement, you may sell the unsold Securities for the Underwriters as you determine.

If prior to the termination of this Agreement with respect to the offering of the Securities or such other date as you specify in the Invitation, you shall purchase or contract to purchase any of Our Securities sold or loaned directly by us or pursuant to the “initial Public Offering Tracking System” of The Depository Trust Company (“DTC”) you determine, based on notices from DTC, that our customers sold an amount of Our Securities during any day, in your discretion you may (i) sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, (ii) charge our account with an amount not in excess of the concession to dealers with respect thereto and credit such amount against the cost thereof or (iii) require us to purchase such Securities at a price equal to the total cost of such purchase, including commissions, accrued interest, amortization of original issue discount or dividends and transfer taxes on redelivery

7. Arrangements for Delayed Delivery. Arrangements for Delayed Delivery Securities will be made only through you directly, or through dealers (which may be Underwriters) to whom you may pay a commission. Our Initial Commitment will be reduced by the Delayed Delivery Securities attributed to us. The obligations of the Underwriters shall be reduced in the aggregate by the principal amount of Securities covered by Delayed Delivery Securities, the obligation of each Underwriter to be reduced by the principal amount of such Securities, if any, allocated by you to such Underwriter. Your determination of the allocation of Securities covered by Delayed Delivery Securities among the several Underwriters shall be final and conclusive, and we agree to be bound by any notice delivered by you to the Company or any Seller, if applicable, setting forth the amount of the reduction in our obligation as a result of Delayed Delivery Securities. The fee payable to us will be credited to our account based on the amount by which our initial Commitment is reduced in accordance with the above paragraph, less the commission paid on Delayed Delivery Securities that are sold through dealers and attributed to us. We will be treated as only a dealer and receive only the concession with respect to the Securities. If any, by which the aggregate of the Delayed Delivery Securities attributable to us exceeds our Initial Commitment.

8. Stabilization and Over-Allotment. During an Offering, and longer if necessary to cover any short position, you may buy and sell for either long or short account in the open market or otherwise (i) the Securities, (ii) if the Securities are common stock or a security convertible into or exchangeable or exercisable for common stock (including any option on common stock), the common stock of the Company and any security convertible into or exchangeable or exercisable for common stock including any option on such common stock (referred to as “Equivalent Securities”), and (iii) any other securities that you may designate in the Terms Communication. In arranging for sales of Securities, you may also over-allot and cover such over-allotment on such terms as you deem advisable. At no time (except for over-allotments which may be covered by an over-allotment option and except as a result of a default by an Underwriter) shall our net commitment pursuant to this Section exceed 20% of our Initial Commitment. All transactions pursuant to this Section shall be made for the respective accounts of the Underwriters as nearly as practicable in proportion to their initial Commitments. Any securities purchased by you for stabilizing purposes prior to our Final Acceptance will also be subject to this Section 8. On demand, we will (x) pay for any Securities purchased, deliver any Securities sold or over-allotted, or pay any losses or expenses incurred for our account pursuant to this Section and (y) advise you of the Securities retained by us and unsold and will sell to you for the account of one or more of the Underwriters such of our unsold Securities at such price, not less than the net price to selected dealers nor more than the public offering price, as you determine.

For Offerings subject to Regulation M Rule 104 under the Exchange Act, you will notify us promptly of any transaction which in your judgment may be a “stabilizing purchase” within the meaning of the applicable rules of the Commission and will also notify us of the date and time when any such stabilizing was terminated. If stabilization is effected we will provide you not later than the third full business day following the termination of stabilization, with such information and reports as are required in relation to such stabilization pursuant to the rules and regulations of the Commission under the Exchange Act or Rule 2710 of the NASD’s Conduct Rules.

9. Open Market Transactions. Until notified by you to the contrary, we will not buy, sell, deal or trade in Securities, any Equivalent Securities, or any other securities designated in the Terms Communication. However, such restrictions will not apply to unsolicited brokerage orders received in the ordinary course of business. We may, with your prior consent, make purchases of the Securities from and sales to other Underwriters at the public offering price, less all or any part of the concession to dealers. We will also comply with the provisions of Regulation M under the Exchange Act if applicable to us.

10. Payment, Delivery and Settlement. In payment for the Securities we are obligated to purchase, we will deliver immediately available funds by wire transfer to your order in accordance with your instructions as to time and place of delivery and amount of funds. As our agent you may pay the Company and any Seller the amount due against delivery of the Securities. Unless we promptly provide contrary instructions, transactions may be settled through DTC or any such other depository or similar facility if we or our correspondent are a member. If you do not receive our payment as instructed, you may make payment for our account without relieving us of our obligations under this Agreement and, we will repay promptly on demand the amount advanced plus interest at current rates.

You may deliver to us from time to time against payment, for carrying purposes only, the unsold amount of Our Securities except that if the aggregate amount of reserved but unsold Securities upon termination in accordance with the second paragraph of Section 13 below does not exceed 20% of the total amount of Securities, you may in your discretion sell such

Securities for the accounts of the Underwriters, at such prices and in such manner as you determine. On demand, we will redeliver against payment any Securities so delivered.

As soon as practicable after any Offering, the net credit or debit balance in our account shall be paid to or collected from us, provided, however, that you may reserve any amount for possible additional expenses chargeable to the Underwriters. No statement by you regarding a balance in our account or the establishment of any reserve shall constitute a representation as to the existence or nonexistence of amounts chargeable to us. Notwithstanding any distribution to us, we will remain liable for and pay on demand (i) any transfer taxes paid after settlement of our account, and (ii) our proportionate share based on Our Securities of all expenses and liability incurred for the underwriters, including any liability based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity. You may at any time make partial distribution of credit balances or require partial payment of debit balances.

11. Authority to Borrow. In carrying out this Agreement or any Intersyndicate Agreement, you may arrange loans from yourself or others for our account and charge interest at current rates. In connection with any such loan, you may hold or pledge the Securities or any other securities and execute and deliver any notes, agreements or other instruments you deem appropriate. Any lender is authorized to accept your instructions as Manager in all matters relating to such loans. Any Securities or such other securities held by you for our account may be delivered to us for carrying purposes, and if so delivered will be redelivered to you upon demand.

12. Expenses. All expenses incurred by you in connection with an Offering and with this Agreement or any Intersyndicate Agreement are to be charged to the Underwriters’ accounts in proportion to their respective initial Commitments except that any transfer taxes on sales made by you to dealers are to be charged to the Underwriter for whose account such sales were made. Any of our funds may be held with your general funds without interest. Your determination, apportionment and distribution of profits, losses and expenses will be final and conclusive.

13. Termination. This Agreement may be terminated by either party on five business days prior written notice except that our notice is not effective as to any Offering where such notice is received by you after our Final Acceptance. Further, the third paragraph of Section 10 and Sections 12, 14, 16, and 19 and your representations hereunder will in all circumstances survive as to all Offerings.

Except as otherwise provided in the foregoing paragraph, with respect to any Offering this Agreement will terminate at the close of business on the forty-fifth day after the Securities arc released for public sale, unless you either terminate this Agreement earlier or extend it for up to thirty additional days.

This Agreement will continue in full force and effect regardless of (i) any termination of any Underwriting Agreement, (ii) any investigation relating to any Securities or any Offering and (iii) the delivery of and payment for any Securities. No termination pursuant to this Section will affect your authority or our obligations under Sections 8 and 10. No termination will relieve any defaulting Underwriter.

14. Underwriters’ Status. Nothing herein is to constitute any of the Underwriters a partnership, association, unincorporated business or other separate entity or is to render you or us liable (except as provided herein or in the Underwriting Agreement) for any obligation of any other Underwriters, and the obligations and liabilities of each of the Underwriters are several and not joint. In no event will the Underwriters elect to be treated as a partnership for Federal income tax purposes, and will not take any position inconsistent with this sentence. If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code and authorizes UBS Securities LLC, in its discretion, on behalf of such Underwriter, to execute such evidence of such election as may be required by the Internal Revenue Services.

15. Default by Underwriters. Default by one or more Underwriters hereunder or under the Underwriting Agreement will not release the other Underwriters from their respective obligations or affect the liability of any defaulting Underwriters to the other Underwriters for damages resulting from such default.

16. Indemnity and Contribution. We will indemnify, hold harmless and reimburse you and each other Underwriter (and your respective controlling persons within the meaning of the Securities Act or the Exchange Act) and the successors and assigns of all of the foregoing persons to the extent and on the terms that each Underwriter agrees to indemnify any person in the Underwriting Agreement.

If any inquiry or investigation is initiated or if any claim is asserted against you as Manager or otherwise involves the Underwriters generally, or relates to any Prospectus, Registration Statement, Offering Circular, the offering of the Securities, or any transaction contemplated by this Agreement or any Underwriting Agreement, you may make such investigation, retain such counsel and take any other action you deem desirable, including settlement of any claim if recommended by counsel retained by you. Upon your request, we will pay our proportionate share of all expenses incurred by you or with your consent (including, but not limited to, fees and disbursements of counsel) in investigating and defending against such inquiry, investigation, claim or otherwise, and, as contributions our proportionate share of any related liability incurred whether such liability results from a judgment, settlement or otherwise. A claim against or liability incurred by a person who controls an Underwriter within the meaning of the Securities Act or Exchange Act shall be deemed incurred by such Underwriter. You may consent to being named as the representative of a defendant class of Underwriters. If any Underwriter or Underwriters default in their obligation to make any payments under this Section 16,: each nondefaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter’s underwriting obligation as related to the underwriting obligations of all nondefaulting Underwriters, without relieving the defaulting Underwriter or Underwriters of liability therefor. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such Fraudulent misrepresentation.

17. NASD. We understand that you are a member in good standing of the NASD. we represent that (i) We arc a member in good standing of the NASD and will comply with all applicable rules of the NASD, including the NASD’s Interpretation with respect to Free Riding and Withholding and Rule 2740 of the Conduct Rules, or (ii) we are a foreign bank, broker, dealer or other institution not eligible for such membership and will not make sales within the United States, its territories or possessions or to persons who are citizens or residents thereof except through you (except that we may participate in group sales pursuant to Section 6 above) and that in making sales outside the United States, we will comply with the requirements of the NASD’s Interpretation with respect to free Riding and Withholding and comply as though a member with Rules 2730, 2740 and 2750 and with Rule 2420 of the Conduct Rules of the NASD.

18. Qualified Independent Underwriter. This Section 18 will apply to any offerings where you agree to act as a qualified independent underwriter (the “QIU”). The Underwriters will, not jointly, but severally in proportion to their respective underwriting obligation, indemnify and hold harmless you, in your capacity as QIU, against any losses, claims, damages, or liabilities in excess of your proportion based on your underwriting commitment, joint or several, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto or any Prospectus, or any amendment or supplement thereto.

(ii) the omission or alleged omission to state, in the Registration Statement or any amendment thereto, or the Prospectus or any amendment or supplement thereto, a material fact required to be Stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii) any act or omission to act or any alleged act or omission to act by the QIU in connection with any transaction contemplated by the Underwriting Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this paragraph (iii), to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of the QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, or liability, or any action in respect thereof as such expenses are incurred.

The Underwriters will be entitled to assume the defense of any action or proceeding for which the QIU is entitled to indemnification hereunder, with counsel reasonably satisfactory to the QIU. Upon assumption by the Manager(s) of the defense of any such action or proceeding, the QIU shall have the right to participate in such action or proceeding and to retain its own counsel, but The Underwriters shall not be liable for any legal expenses of other counsel subsequently incurred by the QIU in connection with the defense thereof unless (i) we agree to pay such fees and expenses, (ii) The Underwriters shall have failed to employ counsel reasonably satisfactory to the QIU in a timely manner or (iii) the QIU shall have been advised by counsel that there are actual or potential conflicting interests between the Underwriters and the QIU, including situations in which there are one or more legal defenses available to the QIU that are different from or additional to those available to the Underwriters, provided, however, that we shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the QIU, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding. We shall not consent to the terms of any compromise or settlement of any action defended by us in accordance with the foregoing without the prior consent of the QIU, which shall not be unreasonably withheld. Whenever the QIU receives notice of the assertion of any claim to which the provisions hereof would be applicable, the QIU will give prompt notice thereof to us. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. We agree that UBS Securities LLC, in its capacity as a QIU, shall have no liability to us under this Section 18.

19. Miscellaneous. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law provisions thereof.

Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and we and you consent to the jurisdiction of such courts and personal service with respect thereto.

We and you waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. We agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon us and may be enforced in any other courts to the jurisdiction of which we are or may be subject, by suit upon such judgment.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in a Terms Communication, any such supplement or amendment to this Agreement, shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented.

This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20. Notices. Any notice hereunder is duly given if sent from you by registered overnight mail, telegram, telex or facsimile, to us as set forth below or if sent to you at UBS Securities LLC, 677 Washington Boulevard. Stamford, Connecticut 06901, Attention: Corporate Syndicate Department. Any such notice shall take effect upon receipt thereof.

Very truly yours,

(Name of Firm)

(Address of Firm)

By:
Name:
Title:
Facsimile No:

Confirmed as of the date first above written

UBS SECURITIES LLC

By:	/s/ Jeffrey Blum
Jeffrey Blum
Managing Director

By:	/s/ Douglas Fawell
Douglas Fawell
Managing Director
Facsimile No.: 203-719-6266

EXHIBIT A

Master Underwriters’ Questionnaire

Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned thereto in the Master Agreement Among Underwriters between UBS Securities LLC and us (such agreement as amended or supplemented from time to time being hereinafter referred to as the “Agreement”). Reference will be made to this Master Underwriters’ Questionnaire in the Terms Communication described in Section 1 of the Agreement received by us in connection with the offerings of securities in which UBS Securities LLC is acting as manager of the several underwriters. Our acceptance of any Terms Communication should respond to this Master Underwriters’ Questionnaire, and state that there are “no exceptions” or, if there are exceptions, provide details thereof. We authorize you to furnish such information and make such representations to appropriate authorities based on the information provided by us pursuant to this Questionnaire

In connection with the Offering, we advise you and the Company that, except as indicated in our acceptance of the Terms Communication

1. neither we nor any of our directors, officers or partners has, nor have we or they had within the last three years, a “material” relationship (as the term “material” is defined in Regulation C promulgated under the Securities Act) with the Company, its parent, if any, or any Seller or Guarantor;

2. neither we nor any of our officers, directors or partners, separately or as a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act), owns of record or beneficially (determined in accordance with Rule 13d-3 under the Exchange Act) more than 5% of any class of voting securities of the Company, its parent or any Seller or Guarantor or is affiliated (as that term is defined in the Rules and Regulations under the Exchange Act) with any person who owns of record or beneficially more than 5% of any such class of securities or has knowledge that more than 5% of any such class is or is to be held subject to any voting trust or similar arrangement;

3. we, our associated persons, parents and/or affiliates do not in the aggregate beneficially own (i) 10% or more of the outstanding (x) common equity, (y) preferred equity or (2) subordinated debt of the Company or the Guarantor or (ii) in the case of a Company or Guarantor that is a partnership, a general, limited or special partnership interest in 10% or more of the distributable profits and losses of such Company or Guarantor or otherwise have a relationship with the Company or Guarantor that would cause the Offering to be subject to Rule 2720 of the NASD’s Conduct Rules;

4. no more than 10% of the net proceeds of the Offering will be paid to such Underwriter or to persons associated or affiliated with or related to such Underwriter;

5. other than as may be stated in the Agreement, the Terms Communication or the underwriting Agreement relating to the proposed offering or the UBS Securities LLC Master Dealer Agreement, we do not know of, or have any reason to believe that there are, any arrangements (i) for any discounts or commissions to be allowed or paid to underwriters or any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of Rule 2710 of the NASD’s Conduct Rules; (ii) for any discounts or commissions to be allowed or paid to dealers or any cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the Securities; (iii) for limiting or restricting the sale of any securities of the Company or the Guarantor for the period of distribution; (iv) for stabilizing the market for any securities of the Company or the Guarantor; or (v) for withholding commission or otherwise holding each underwriter or dealer responsible for the distribution of his participation;

6. neither we nor any of our directors, officers, partners or “persons associated with” us (as defined in the By-laws of the NASD) within the last 12 months have purchased (or intends within six months after the commencement of the offering of the Securities to purchase) in private transactions any securities of the Company or the Guarantor or any parent or subsidiary thereof or have had any dealings with the Company or the Guarantor or any parent or controlling stockholder thereof (other than relating to the proposed Underwriting Agreement), as to which documents or information are required to be filed with the NASD pursuant to its Conduct Rules,

7. no report or memorandum has been prepared by or for us for external use in connection with the Offering, and if the Registration Statement is on Form S-1, no engineering, management or similar report or memorandum relating to broad aspects of the business, operations or products of the Company, the Guarantor or any parent thereof has been prepared for or by us within the past twelve months (except for reports solely comprised of recommendations to buy, sell or hold the securities of the Company, the Guarantor or any parent thereof, unless such recommendations have changed within the last six months)1,

[1]	In the event of an exception to the type of materials referred to, three copies of each item of such material, together with a statement describing the actual or proposed use, the distribution thereof, and identifying the classes of recipients, the number of copies of such materials distributed to each such class and the period of distribution must be sent to UBS Securities LLC, 677 Washington Blvd, Stamford, CT 06901, Attention: Corporate Syndicate Department.

8. if the Securities are to be issued under an Indenture qualified under the Trust Indenture Act of 1939:

(i) we (if a corporation or a limited liability Company) do not have outstanding nor have we assumed or guaranteed any securities issued otherwise than in our present corporate name and neither the Trustee nor its parent is a holder of any of our securities.

(ii) neither we nor any of out directors, officers or partners is an “affiliate,” as defined in Rule 0-2 under the Trust Indenture Act of 1939, of the Trustee or its parent, and neither the Trustee nor its parent, nor any of their directors or executive officers is a director, officer, partner, employee, appointee or representative of us as those terms are defined in said Act or in the relevant instructions to the Trustee’s Statement of Eligibility and Qualification on Form T-1. and

(iii) neither we nor any of our directors, executive officers, partners or parents, separately or as a group, owns beneficially 1% or more of any class of voting securities of the Trustee or its parent; and

9. if the issuer is a public utility, we are not a “holding Company” or a “subsidiary Company” or an “affiliate” of a “holding Company” or of a “public utility Company.” each as defined in the Public Utility Holding Company Act of 1935.